
STW Resources Holding Corp
A Water Reclamation & Oilfield Services Company
OTCQB: STWS

STW Resources Holding Corp

STW Resources Holding Corp. is an integrated provider of oilfield services and water management including:

- consulting services
- reclamation and remediation services

to a variety of complex oil and gas produced and flowback water, brackish water, industrial, and municipal applications.

As an independent solutions provider, STW utilizes proven technologies from various well-known manufacturers, which are available as fixed or mobile units with varying capabilities.

STW's process ensures that the most effective and efficient technologies are implemented. Current project locations include the South Texas Eagle Ford Shale, the West Texas Delaware and Permian Basins, and Eastern New Mexico.

Through its subsidiaries, STW offers oilfield construction services:

- road, pit, drilling location construction
- water pond and evaporation cover construction
- drilling rig and tank bottom cleaning
- oil-based cuttings remediation
- Roustabout services
- Oil, Gas, and Water Pipeline Maintenance & Construction



STW's Holding Company model provides a comprehensive sales and marketing platform that maximizes synergies across all subsidiaries and divisions, increasing cross-selling successes and generating more contracts and MSAs.

STW Resources Holding Corp

STW Resources Holding Corp. is an integrated provider of oilfield services and water management including:

- consulting services
- reclamation and remediation services

to a variety of complex oil and gas produced and flowback water, brackish water, industrial, and municipal applications.

As an independent solutions provider, STW utilizes proven technologies from various well-known manufacturers, which are available as fixed or mobile units with varying capabilities.

STW's process ensures that the most effective and efficient technologies are implemented. Current project locations include the South Texas Eagle Ford Shale, the West Texas Delaware and Permian Basins, and Eastern New Mexico.

Through its subsidiaries, STW offers oilfield construction services:

- road, pit, drilling location construction
- water pond and evaporation cover construction
- drilling rig and tank bottom cleaning
- oil-based cuttings remediation
- Roustabout services
- Oil, Gas, and Water Pipeline Maintenance & Construction



STW's Holding Company model provides a comprehensive sales and marketing platform that maximizes synergies across all subsidiaries and divisions, increasing cross-selling successes and generating more contracts and MSAs.

STW Resources Holding Corp

Water Conservation and Reclamation Services

Technologies & Services

Technology

Reclaiming hydraulic fracture flowback and produced water from oil and natural gas drilling and production activities.

STW offers different technologies for removing contaminants from high TDS water from fracking and production operations. The processes can remove all contaminants, including salts, in the water and delivers water suitable for drilling and fracking operations. STW also processes brackish water for golf course and municipal water supplies.


Fresh Water "Frack" Pond
300' x 600'

Brackish Water Processing

Texas struggles with the problem of a dwindling supply of fresh water; however, an abundance of brackish water resources exist. These sources are often much closer to drilling operations, thus reducing trucking costs.

STW possesses the technology to clean brackish water for use in drilling and fracking operations. After analyzing hundreds of water samples from several brackish aquifers in Texas, STW has a proprietary system that can process any quantity of brackish water daily at a cost that is competitive with fresh water prices currently charged to oil and gas operators. The use of reclaimed brackish water for drilling and fracking operations is both economical and environmentally friendly, conserving the limited supplies of fresh water for municipal and agriculture use.

STW Energy Services

An Oilfield Services Company

A Subsidiary of STW Resources Holding Corp

STW Energy, LLC provides removal of oil and diesel residue on drilling rigs to meet environmental regulations prior to transit over private roads, public roads, and highways. The process utilizes a concentrated environmentally friendly biodegradable degreaser and heated pressure washing equipment to remove oil and diesel residue on the drilling rig, and specialized Hydrovac/SuperSucker equipment to transfer the captured wash-off from the rig cellar to a roll-off trailer for transportation. STW Energy's wide-ranging experience provides capability in construction of roads, drill sites, & ponds and handling of drilling waste products. STW Energy employs experienced rig wash supervisor, salespeople, and experienced crews. Our qualified laborers have many years of experience in the oil patch, and our supervisor and salespeople have particular oil patch knowledge in the Permian and Delaware Basins of West Texas, Eastern New Mexico, and in the Eagle Ford of South Texas.

Contacts:

Keenan Stringer- (559-0572)

kstringer@stwresources.com

Terry ("Jake") Jacobs- (432) 210-8090

tkjacobs@stwresources.com

Expertise & Differentiators

- Experienced and entrepreneurial management
- Unique, high quality and efficient process
- Highly trained, insured workforce
- Newest technology; mobile units
- All inclusive capabilities

NAICS Codes

213112 - SUPPORT ACTIVITIES FOR OIL AND GAS OPERATIONS: (Cleaning oil and gas field lease tanks on contract basis); (Excavating mud pits, slush pits, and cellars at oil and gas fields on a contract basis)

238910 - SITE PREPARATION CONTRACTORS: (Excavating, earthmoving or land clearing)

561790 - POWER WASHING

STW Energy Services, LLC.

EIN: 46-3076949

US DOT: 2419380

DUNS: 96-271-2563

ISNetworld: 400-205015

Drilling Rig Wash Service



Pressure Washer
Hydro Vac Truck
Rig Cellar
Roll off Trailer

STW Pipeline Maintenance & Construction

An Oilfield Services Company

A Subsidiary of STW Resources Holding Corp

STW Pipeline Maintenance & Construction offers a wide a range of pipeline-related services, including

- construction of new poly and steel pipeline for oil, gas, and/or water service
- leak repair crews to help combat decaying pipelines in all major production areas.

We use top of the line equipment: poly-fusion machines that are capable of fusing 3 inch to 24 inch pipe, as well as all of the equipment to ditch and lay all types of pipeline. Each of our employees has 10+ years experience in the pipeline construction & maintenance industry. Our supervisor and salespeople have particular oil patch knowledge in the Permian and Delaware Basins of West Texas, Eastern New Mexico, and the Eagle Ford of South Texas.

Permian Basin pipeline infrastructure consists of thousands of miles of steel and poly pipeline installed over the past few decades, along with thousands of miles per year of new service pipelines added due to greatly increased production resulting from the use of fracking. Over half of the aging pipelines have countless leaks causing huge gas losses for midstream companies. Our goal is to provide the best service to mitigate these issues.

Adam Jennings- President (432) 934-4050 ajennings@stwresources.com

Larry Crosson- VP Sales (432) 924-0201 lcrosson@stwresources.com

Marty Belcourt- Project Manager (432) 210-6162 mbelcourt@stwresources.com

NAICS Codes

213112 - SUPPORT ACTIVITIES FOR OIL AND GAS OPERATIONS:
(Cleaning oil and gas field lease tanks on a contract basis, excavating mud pits, slush pits, and cellars at oil and gas fields on a contract basis)

237120- Oil and Gas Pipeline and Related Structures Construction:
(Compressor, metering and pumping station, gas and oil pipeline, construction)

STW Pipeline Maintenance & Construction, LLC.

EIN: 80-0954290
US DOT: 2419380
DUNS: 96-271-2563
ISNetworld: 400-205015

STW Pipeline Maintenance & Construction

Services:

Pipeline Construction
- Poly Pipe
- Steel

Roustabout Services
Pipeline Repairs
Maintenance
Facility Work
Right of way clearing
Right of way maintenance
Hydro Vac Services
Hydro Testing
Trenching
Horizontal Boring
Cased or Slick Crossings
Welders
Decommissioning
Demolition Services
Valve Fabrication & Installation
Launcher/Receiver Fabrication
Launcher/Receiver Installation
Sandblasting and Painting





3424 South County Road 1192
Midland, TX 79706
(432) 934-4050

STW Pipeline Maintenance & Construction

An Oilfield Services Company

A Subsidiary of STW Resources Holding Corp



Expertise & Differentiators

- Experienced and entrepreneurial management
- Unique, high quality and efficient process
- Highly-trained, insured workforce
- Newest technology; mobile units
- All inclusive capabilities



Adam Jennings- President

(432) 934-4050 ajennings@stwresources.com

Larry Crosson- VP Sales

(432) 924-0201 lcrosson@stwresources.com

Marty Belcourt- Project Manager

(432) 210-6162 mbelcourt@stwresources.com

STW Oilfield Construction

An Oilfield Services Company

A Subsidiary of STW Resources Holding Corp

STW constructs site work for exploration and production of oil and natural gas projects. Our team of experts provides pad/land clearing, excavating/grading, frac pond construction including liners and evaporation covers, along with road-way and drill site/pad construction. Our field supervisors each have 15+ years of experience in oilfield and drill site construction; our crews are hand-picked, with at least 10 years relevant experience.



Oil Field Construction

Drilling Pads • Roads & Locations • Reserve Pits • Produced Water Ponds • Frack Ponds • Liners • Evaporation Covers • Leak Detection Systems • H11 Permitting

Demolition & Decommissioning

Structural Facility Demolition • Underground Pipeline Removal • Asset/Investment Recovery

Terry Jacobs (432) 770-7187
tjacobs@stwresources.com

Doug Adams (407) 267-4336
dadams@stwresources.com

NAICS Codes

238910 - SITE PREPARATION CONTRACTORS:
(excavating, earthmoving or land clearing)
237990 - HEAVY AND CIVIL ENGINEERING CONSTRUCTION
213112 - SUPPORT ACTIVITIES FOR OIL AND GAS OPERATIONS

STW Oilfield Construction, LLC

EIN: 80-0938874
DUNS: **078-882-315**
ISNetworld:...................400-205015
SafelandUSA Trained Personnel

STW Oilfield Waste Remediation

Drill Cuttings and Tank Bottom Reclamation Services

A Division of STW Resources Holding Corp

Shale Oil & Gas Plays are a substantial resource for the US and could be the answer to energy independence. With the advancement of fracking technology, infrastructure challenges now exist. For example, many waste streams are created from the drilling and completion stages. Because waste management facilities are not in place, much of the waste is hauled off to certified landfills or deep-buried onsite. Fees and trucking costs are expensive and potential future liabilities to the operator associated with the disposal of oil-based cuttings and tank bottoms remain long after the waste is hauled away.

STW designs, permits, and builds mobile waste treatment plants close to its customers' sites, thus reducing trucking costs and fees and completely eliminating any potential future liabilities.
STW Resources oil-based cuttings reclamation technology can process approximately 4,050 barrels per day. After processing, the cuttings can be re-sold as:

- **road base**
- **reclaimed residual oil** (amounts will vary based on saturation of source cuttings)

There are about 450 drilling rigs working in west Texas, each drilling about two wells per month. Approximately 3,500-4,800 barrels of cuttings can be collected from the drilling of an average well. The current disposal method for the cuttings is to haul them to a certified landfills at a cost of $20+ per barrel plus transportation. Each truck carries approximately 86.4 barrels of cuttings. Trucks wait in line at landfill sites for up to 20 hours, costing $100 per hour.

Presently, the cuttings are considered an environmental hazard and "cradle to grave" ownership of the cuttings will potentially apply. It is possible that if the landfills are ever considered an environmental hazard, designated as super fund sites and require remediation, oil companies will possibly have liability. Our system removes any potential future liabilities to the oil companies. One of the largest producers in the southwest recently underwent the remediation of numerous locations in New Mexico where these cuttings had been deep buried at the drilling locations.

Oil Based Cuttings and Tank Bottoms Reclamation

We have partnered with an environmental engineering firm based in Houston, Texas. For 20 years, they have worked with communities, industry, and regulatory bodies to develop and implement mitigation practices for the energy industry. STW delivers patented technology to clean industry waste to resource standards. Our process cleans waste water, contaminated soil, sand, tank bottoms, and drill cuttings to be reused in the life cycle process instead of filling landfills and waste sites. Diesel / Oil recovered from oil-based material/sand/cuttings can be recovered for reuse on the drilling rig or contained in storage tanks for commercial sales. The technology has been utilized with similar units operating in the oil sands of Canada and cleaning tanks bottoms/drill cuttings at salt water disposal wells in Texas.

STW Technology and Equipment Facts

- Requires only a small area for set up
- One unit processes ~4,000 barrels per day of heavily- contaminated tank bottoms, cuttings from drilling a well with oil based mud and/or soil from an oil or brine spill
- Process operates 24 hours per day and can be conducted with 2~3 people per shift
- Can be installed at a permanent facility or trailer-mounted for mobile operations.
- Centrally-located facility can handle drill cuttings from numerous rigs in a drilling program – taking advantage of economy of scale and reducing equipment required at each well site
- Permitting is straight forward and simple, as the end product is basically clean dirt.
- The dirt can be reused for base material in roads, drill site preparation, or containment walls.

The procedure is a continuous process utilizing heated water, mechanical separation, and non-intrusive bio-degradable chemistry to clean the contaminated material. No volatiles are vented to the atmosphere and the waste stream is eliminated or drastically reduced in volume. The Cuttings Cleaner is not a thermal system; therefore, there are no open flames. The only heat required is for the water. The plant can operate in any climate and successfully process materials on a continuous basis during the coldest winter months.

STW Oil Based Cuttings and Tank Bottoms Reclamation


BlueArch
BlueArch

STW Resources constructs and operates onshore systems that collect and process oily sludge from tank bottoms, oil based cuttings, and oil based mud.

STW Oil Based Cuttings and Tank Bottoms Reclamation

STW Resources currently has no competition that offers integrated services of resource recovery, recycling, reuse, and resale.

Texas has over 50,000 salt water disposal wells (SWD's) just for the disposal of produced water. There are several commercial disposal companies that dispose of both oilfield fluids and solids using landfills or farms as their technology. Additionally, there are several companies that use geologic repositories (salt dome caverns or caprock) for the disposal of oilfield waste. Permitting for these can take very long periods of time to acquire. These facilities are typically located in areas that are considerable distance from oil & gas drilling activities, making their use very expensive.

Our advanced and unique technology allows for the separation and recovery of the hydrocarbons used in oil based drilling mud and tank bottoms where oil has been stored. The STW technology does not degrade or adversely affect the integrity or quality of the recovered hydrocarbons or the aggregate. The chemicals used are biodegradable. The process is flexible because it can be adjusted to remove different organics from the drilling fluids and contaminated soils. The process can also segregate solids into different particle size gradations.

STW Oil Based Cuttings and Tank Bottoms Reclamation

Facility Economics

Facility revenues primarily come from the following venues:

- sale of oil and selected solids from oil based drilling fluids and cuttings
- sale of recovered solids and oil from tank bottoms
- sale of BS&W (Basic Sediment and Water)
- reconditioning of and the resale of drilling muds
- disposal fees for oilfield waste products

The hydrocarbon recovery process requires proprietary chemical additives that are a variable cost element of the recovery process. The remaining variable cost elements are utility costs (electricity, power) and labor costs. Each facility will require a permit by the appropriate state regulatory agency. All Balance of Plant (BOP) infrastructure will also require permitting.

The facilities for operations will be enclosed and surrounded by a secondary containment barrier in case of leaks or spills. There are approximately 8 facilities in Texas that are permitted to receive and dispose of these oilfield waste streams. The only alternative is land farms, deep bury pits onsite which have potential future liabilities to the operator.

STW's combination of resources recovery and recycling services provides the most cost effective and environmentally correct solution to the oil & gas industry.

STW Oil Based Cuttings and Tank Bottoms Reclamation

The process shrinks the operators environmental footprint by significantly reducing or eliminating their oilfield waste stream. The technology is capable of treating a wide variety of contamination. We have processed numerous different materials (contaminated soil, oil base drill cuttings, water base drill cuttings, oil infused sand, tank bottoms, etc) through the patented process and verified results with third party lab analysis. We have attained efficacy in all samples tested.

Contaminated material from leaks and spills can be cleaned and replaced; instead of paying to pickup, hauling to disposal, and then purchasing additional material to replace the contaminated material removed.

No audit trails are created and NO future liabilities to the operator compared to as when the material is taken to a disposal site or deep buried.

STW has experience in all facets of the oil & gas business. We have equipment on the ground and ready to mobilize to your project and will gladly assist or complete your regulatory permitting as it pertains to our process.


After
Before

This before and after photo shows a hydrocarbon-infused sand that was processed through the equipment. The cleaned product (right) is hydrocarbon-free with TPH levels that are acceptable for surface discharge or reuse.

Quality Liners, Evaporation Covers and Leak Detection Systems

Our installers have specialized in landfill containment and municipal water and waste reservoirs all over the United States, and are very accustomed to working with multi-layer installations including leak detection materials. We use a much more technical approach to installation, as these are qualified welds and require a much higher skill set than common liners using sewn field seams; each of our technicians are a Certified Master Seamer. We are dedicated to providing a product with high quality control standards and performing work in a safe manner. Each liner system includes As-Built Drawing, Destruction testing, vacuum testing and air testing.

Quality Liners, Evaporation Covers and Leak Detection Systems

Black Pearl's evaporation covers provide a quick return on investment, providing a durable quality product while conserving our natural water resources. Our covers come with an industry standard 5 year manufacturers warranty, and 1 year workmanship. We use a specialized material that is 40 mil thick, which can withstand the winds, temperatures and constant level fluctuations, with an average life span of 8-10 years. We also have another cover for extended longevity.


Evaporation

The cover is UV protected and essentially creates a black tank; thus, without sunlight helps control growth of algae; and the cover also doubles as bird netting. We have incorporated a rain collection system that will gather the rain and pump it into the pit. Black Pearl can customize to any size; with common sizes of 250x250 or 400x400. We can do covers as large as 25 acres. We can install covers during construction phase or float them on to an existing pit.

We offer turnkey permitting, dirt construction, lining, and covering for H-11 permitted ponds.

Aerial View of a 250' x 250' Frack Water Pond that is double lined with a leak detection system and then covered with an Evaporation Cover.



STW Resources Health and Safety

At STW Resources, Health and Safety (H&S) are company imperatives that start with absolute commitment from top management, and permeate every facet of the organization. Our commitment to our employees and our clients is to provide a safe work environment that is free of recognizable hazards, and to conduct safe and environmentally responsible operations.

Our Health and Safety Programs include:

- Daily Work Permits
- Hearing Conservation Program
- Confined Space Entry Program
- Hazard Identification and Incident Prevention Program
- Process Safety Management
- Accident/Incident Reporting and Investigation Program
- Job Safety Analysis (JSA)
- Operational Excellence TENETS
- Loss Prevention Observation (LPO)
- Health and Safety Policy
- Employee Orientation Program
- OSHA 40-Hour Training
- Annual 8-Hour OSHA
- Refresher Training
- Substance Abuse Policy
- Safety Information Bulletin Board
- Hazard Communication Program
- Respiratory Protection Program

STW Resources Health and Safety

Listed below are Required Safety Classes all STW Employees

- Haz com Training
- Fire Prevention / Emergency Action Plan
- Fire Drill
- Fire Extinguisher
- Noise Exposure Training
- Behavior Based Safety Training
- First Aid Training
- Short Service Employee
- N.O.R.M Awareness
- Incident & Accident Investigation & Reporting
- Confined Space Permit Training
- Reasonable Suspicion Testing
- Respiratory Protection Training
- FRC
- Drug Awareness
- CPR Awareness
- Spill and Environmental Awareness
- Spill Prevention
- H2S – Hydrogen Sulfide Training
- Emergency Action Plan Training
- Confined Space Training
- Pressure Washer Training
- Electrical: Qualified / Non-Qualified
- CPR/AED First Aid
- Observation Cards
- Driving Safety / Driver Fatigue
- Operating Equipment
- PPE Assessment / Personal Protection Equipment
- Lockout Tag out
- Heat Illness Prevention
- JSA
- Drug Awareness
- Fall Protection Awareness
- PEC/SafelandUSA
- Blood borne Pathogens
- Rigging

Safety Coordinator
Ruben Berzoza **Phone: 432-631-2041** **Email: rberzoza@stwresources.com**

STW Resources Holding Corporation

Water Conservation, Water Reclamation and Oilfield Services

STW currently operates in West Texas, Oklahoma, & New Mexico with expansion plans in South Texas.



Senior Management

Stanley T. Weiner, President & CEO
(432) 528-4470
stw@stwresources.com

Joshua Brooks, COO
(617) 584-2889
jbrooks@stwresources.com

Adam Jennings, President- Pipeline
(432) 934-4050
ajennings@stwresources.com

Paul DiFrancesco, Business Development and Finance
(432) 296-3000
pauld@stwresourcess.com

Website:
www.stwresources.com

Headquarters: 3424 South County Road 1192
Midland, Texas 79706

STW Resources Holding Corp.

- **Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995**
  Statements about the expected future prospects of our business, statements about our outlook for internal revenue growth in 2014, and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: conditions in the energy industry, change in interest rates, the effect of governmental regulation on the Company and other factors described from time to time in our filings with the Securities and Exchange Commission. The factors described in this paragraph and other factors that may affect our business or future financial results. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

- **Disclaimer**
  This is not an offer to sell securities. The information contained herein is confidential and is property of STW Resources, Inc. You may use this information for your own personal reference only. You may reproduce this information in hard copy solely for your personal use. The information may not be otherwise be reproduced and must not be distributed or transmitted to any other person or incorporated in anyway into another document or other material.

STW Water Process & Technologies



"A Water Solutions Company"

OTCQB: STWS

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water is a provider of environmentally conscious solutions to reclaim, recover and re-use water. Our targeted markets are in the industrial, municipal and energy related applications. Our design, build, own, and operate model provides our customers with the option to reclaim water without a large capital outlay.



STW Water has brought together a team of industry experts who have designed and built over 250 water projects in Texas and have been involved in many others around the world. Our team's process provides the most efficient path for our customers water reclamation & management objectives. We meet all Texas Commission on Environmental Quality (TCEQ) & Federal EPA requirements for discharge and safe drinking water permits.

We work with engineering consulting firms i.e. Civil, Environmental, Mechanical & Chemical and manufacturers of water & wastewater treatment equipment around the world . We are continuously reviewing new technologies to better serve our water process markets and Customers. STW Water has established exclusive agreements with engineering consulting firms & are able to provide innovative technologies.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water Business Models

- STW Water will design, build, own and operate water systems for some customers simply offering our reclamation and water management services. No capital expense for our system. STW will process water for a fee per 1,000 gallons or a fee per barrel.
- STW Water will design, build, sell and maintain the equipment for a facility or plant.
- STW Water will Joint Venture with Customers on Reclamation Facilities
- STW Water can be consultants to customers to provide the best water solution and to assist them with more efficient operational practices.




Produced Water in various stages of reclamation
(>150,000 TDS)
(<200 TDS)

STW's Three Reclamation Markets:

1. Oil & gas – well completion flowback and produced water
2. Municipal – brackish water
3. Industrial – Residential Developments, Golf Courses and Public Parks, etc.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water is a provider of environmentally conscious solutions to reclaim, recover and re-use water. Our targeted markets are in the industrial, municipal and energy related applications. Our design, build, own, and operate model provides our customers with the option to reclaim water without a large capital outlay.



STW Water has brought together a team of industry experts who have designed and built over 250 water projects in Texas and have been involved in many others around the world. Our team's process provides the most efficient path for our customers water reclamation & management objectives. We meet all Texas Commission on Environmental Quality (TCEQ) & Federal EPA requirements for discharge and safe drinking water permits.

We work with engineering consulting firms i.e. Civil, Environmental, Mechanical & Chemical and manufacturers of water & wastewater treatment equipment around the world . We are continuously reviewing new technologies to better serve our water process markets and Customers. STW Water has established exclusive agreements with engineering consulting firms & are able to provide innovative technologies.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Industry Leaders in Key Positions

Alan Murphy, the President of STW Water, has established long standing relationships with engineers & manufacturers throughout his career. He has been recognized for his ability to incorporate technologies into facilities. Through his hands-on approach to water systems and his ability to bring projects to maturation, manufacturers across the country have given priority to Alan's projects. He also developed a worldwide reputation of being able to vet and implement new technologies, as he has introduced many different filtration medias and has worked with manufacturers and technology developers to improve their systems and make them viable and marketable. Alan is a licensed Electrical Journeyman in State of Texas and TCEQ Level III Water Treatment Specialist Certified. Alan brings 20+ years of extensive industry experience to various municipal, industrial and commercial water & wastewater treatment facilities in consulting, design, operations, management and complete project oversight & construction throughout the State of Texas and many worldwide. He has in depth technical knowledge about various innovative technologies especially different types of membrane filtration systems, Water Recovery, Reuse, Reclamation Process, brine discharge treatment systems and others. Alan has also been privileged to be involved in Design build and operate projects for several municipal facilities and supported with Regulatory compliance (state & federal), Electrical, Automation Controls, Process Design, Troubleshooting services, complete installation, full-scale commissioning & training & plant operations.

TCEQ: Level 3 Water Treatment Specialist Certification

TCEQ TEXAS COMMISSION ON ENVIRONMENTAL QUALITY

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding


Strategic Alliances

STW Engineering Partner

TRE & Associates, LLC

The formation of the civil engineering consulting firm of TRE & Associates, LLC (TRE) resulted from the departure of John M. Jansing, P.E. and Adrian Rosas, P.E. from the Austin firm of Gray Jansing & Associates, Inc. Building on their more than 40 years of combined experience in Central Texas, TRE offers the expertise necessary for innovative engineering solutions to land development issues that are unique to local municipalities. TRE is comprised of a select staff of professional, technical , and administrative personnel who provide efficient project management, responsiveness to client needs, and a one-on-one relationship with true attention to detail. TRE is currently staffed with 26 professionals, four of whom are Licensed Professional Engineers. Members of the TRE staff have provided engineering consulting services in the Central Texas area since 1985 and the El Paso region since 1995. Through this time they have developed and maintained strong working relationships with government and state agencies. TRE is a multi-disciplinary civil engineering firm offering a variety of services that include water, wastewater and drainage design, site development, grading plans, subdivision plats, construction administration, engineering studies and expert testimony. The firm also provides local street and major thoroughfare design to support development and local authority public transportation improvements. Additional recognized expertise in the design of water and wastewater treatment facilities, major wastewater collection and water transmission infrastructure and pump stations is maintained by the firm . "The Principals at TRE & Associates have worked with the Principals of STW on numerous projects over the last 12 years. The repeated success of these projects resulted from the respected expertise and cooperative spirit of the relationship and has proven it as a strategic partnership" stated John Jansing, P.E., a partner at TRE. (512) 358-4049, www.tre-engineering.com)

CAPITAN REEF DEVELOPMENT
FOR
WATER SUPPLY

Pecos County, Texas

Presented by the:

STW Water Process & Technologies
TRE & Associates, LLC

Ft. Stockton Capitan Reef Aquifer Brackish Water Project

The project goal is to design and construct a raw water supply and delivery system with the ability to provide for up to 80+ million gallons a day of brackish water for delivery to municipalities anticipating a shortfall in their ability to serve their residents now and in the future. An initial verbal commitment for up to 100 million gallons per day for 100 years has been expressed by San Angelo, Texas and several surrounding municipalities. Studies have been undertaken to evaluate the feasibility of developing this system by identifying a reliable source water and delivery infrastructure. A conceptual system plan and associated construction costs are being prepared. The conceptual plan has required revision as the project team continues to meet with adjoining landowners, the Middle Pecos Groundwater Conservation District (MPGCD), Texas Commission on Environmental Quality (TCEQ) and Texas Department of Transportation (TxDOT) and the beneficial end-users and municipalities. The project is moving from conceptual to preliminary engineering as these meetings have served to identify considerations that need to be incorporated into the design. It has also identified permitting requirements for well production under the authority of the MPGCD. The TCEQ has confirmed the approvals and permits necessary to construct the project, however they have agreed to provide progressive reviews for approval which will serve to expedite the project construction start and significantly minimize the total project timeline. Below is a brief summary of the scope for each major component of the project (raw water supply and delivery system) summarizing the scope that each entails in supporting the entire project.

The source water will come from the Capitan Reef Aquifer (CRA) which is located at a depth in excess of 3000 feet below the surface at locations of the planned well sites in Pecos County, Texas. Numerous studies support the adequacy of the Capitan Reef in providing water supply and consistent quality to meet the needs of the project. However, to confirm these studies and provide technical support for permitting by the MPGCD, a test well and a monitoring well will be completed to facilitate the necessary pumping, water quality and drawdown tests that will be necessary as dictated by a hydrogeological study to be performed. The test well will be drilled and cased to a depth of 3700~ feet to assure that water withdrawn is isolated to the Capital Reef. The monitoring well, to be located approximately one mile from the test well, will be drilled and cased to a depth of 2700 ~ feet, crossing thru and terminating within shallower aquifers currently providing water for domestic and agricultural supply. The test well will be pumped in excess of 36 hours at variable rates to evaluate the drawdown, pump off static level recovery and water quality consistency. The monitoring well will be observed to note any impact to the static water level through the variable pumping rates of the test well. With this data, the expected rates for production well pumping will be established and included in permits filed with the MPWCD.

Initial studies have proven that it will be unnecessary to treat the Capitan Reef Aquifer water (raw water) and the test well water analysis will establish the level of treatment needed or not needed to achieve potable water standards. If treatment is required, it will be accomplished using a reverse osmosis process at a treatment plant dedicated to meeting the demands of this project. If required, the production wells will deliver raw water to the reverse osmosis water treatment plant (RO Plant) through a series of gathering lines. These gathering lines will interconnect as necessary to collect and route the raw water to the RO Plant. The technology associated with reverse osmosis process allows for individual "trains" of the design treatment capacity to be operated in parallel within the RO Plant. These trains can be operated independently to meet peak and low demands. In addition, the design can anticipate RO Plant expansions and the trains efficiently added to increase capacity as demands may dictate. The RO Plant will require design review by the TCEQ and the treatment byproduct (concentrate) will require permitting by the TCEQ for disposal. The anticipated means of concentrate disposal for the project is evaporation ponds or reclamation. The necessary land area for these ponds has been secured and this means of disposal provides the most cost effective method because of the climatological conditions within Pecos County, Texas to deal with this obligation. If no treatment is required, the water will be transported to the beneficial end users by pipeline.

The initial beneficial end user obligation for supply is anticipated to be San Angelo, Texas located approximately 189 miles from the brackish water well field and it will be necessary to construct a pipeline and pressuring facilities to deliver the water. Route evaluations have concluded that road rights of way under the jurisdiction of the Texas Department of Transportation (TxDOT) provide direct routes between the well field and San Angelo. The existing topography exhibits minimal relief along the route with the exception of crossing the Pecos River. As previously stated, the initial planning has concluded that the pipeline capacity through the route should be 80~ million gallons per day. Consideration of topography and travel distance has determined that a 54-60+ inch pipeline will be required. After treatment, if required, the potable water will be pumped to an elevated water storage tank located adjacent to the RO Plant. The pressure gained from the elevated tank and a booster pump station located downstream at the base of the tank will be sufficient to deliver the potable water to San Angelo. It will be necessary to get TCEQ approval of the design and TxDOT approval of the route and assignment of the pipeline in their right of way prior to construction.

Completing the additional studies, preliminary engineering design and subsequent design to permitting will take several months. Construction of the project startup is scheduled to take approximately 8-12 months. However, with the TCEQ agreeing to a progressive review of the construction plans will allow for the construction to be initiated five months before the design timeline is complete. This will result in a project start up to operation of the constructed facilities within 24 months.

Municipal: Fort Stockton, Texas Project (Potential)

- City of Fort Stockton is endeavoring to explore an unused extremely low TDS brackish water aquifer, "The Capitan Reef", to develop this resource to use for municipal drinking water within the city limits and possibly transport water to other cities in West Texas that are drought stricken.
- As of up to date, a monitor well was drilled & tested to a depth of 3500 feet.
- The water quality from this monitor well proved to be of much better TDS then anticipated (<1,100 TDS).
- Going forward with the City of Fort Stockton, STW Water will engage into drilling a test/production well to be able to get a higher volume of Flow and then apply with the local freshwater water districts for a production/ transport permit.

Municipal: Fort Stockton Project

- City of Fort Stockton and STW Water will engage in all the engineering, design & procurement to be able to possibly drill & develop well fields in the Fort Stockton area to include the City and other land owners with a possibility of producing and transporting up to 50 – 80+ million gallons/day (MGD).

- It's a City to Cities endeavor to provide drinking water from the Fort Stockton area in Pecos County. This endeavor includes City of Fort Stockton, Land owners, the county commissioners & fresh water district to protect the fresh water aquifers and deliver a sustainable supply of low TDS brackish water to those in desperate need of water due to the drought.

- The State of Texas is aware of this project and is willing to assist us in this endeavor to bring a plentiful new water source to West Texas.



City of Fort Stockton RO
1million gallon/day System
(BJJA)

Capitan Reef Boundaries



New Mexico
Texas
Border Fault Zone
Delaware Basin
Diablo Plateau
Stocks Fault
Central Basin Platform
Explanation
Regional groundwater flow
Capitan Reef Complex outline (revised)
Capitan Reef Complex outcrop
Mapped faults
Cities
Major roads
Texas/New Mexico border
County boundary
0 10 20 30 Miles
N
Source: After Sharp, 2001; Hiss, 1976, 1980; Uliana, 2001.
FORT STOCKTON GROUNDWATER AVAILABILITY ANALYSIS
Regional Groundwater Flow
Daniel B. Stephens & Associates, Inc.
Figure 2-2

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding



Geologic Formation
Capitan Reef Complex


Fort Stockton
Water Rights
15x vertical exaggeration
500 ft contours

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

189 Mile Pipeline to Transport Water from Ft. Stockton to San Angelo



San Angelo
Google earth

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Brackish Water Well near Fort Stockton being Drilled







STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water Company Overview:

- STW Water is a Total Water Solutions Provider Company and provides turnkey design build solutions and provides its Customers with "out-of-the-box" design solutions to meet customer's water needs.
- STW Water has capabilities to provide complete oversight of various water and wastewater projects with primary focus on engineering, regulatory permitting including PWS, Discharge permit, Pilot exception and Pilot Study, equipment design & treatment process design, manufacturing & installation and full scale Commissioning and training for all types of Oil & Gas, industrial and municipal water and wastewater markets throughout State of Texas.
- STW Water's team of Professional has extensive experience in working with the various State and Local Regulatory agencies including but not limited to the Texas Water Development Board (TWDB), Texas Commission of Environmental Quality (TCEQ) and other environmental agencies in Texas and bring about safe drinking water solutions to meet the drinking water needs in Texas.
- STW Water Professionals have a long history of successfully working with Oil & Gas Companies, manufacturing companies, engineering consultants, municipalities, various state and local regulatory agencies such as TCEQ, USDA, TWDB, Army Corp of Engineers and others to assist in design, specifications, and regulatory permitting.

STW Water Process & Technologies

Water Management, Water Conservation, and Water Reclamation

STW currently operates in West Texas, Oklahoma, & New Mexico with expansion plans in South Texas and other areas of the North Americas, Mexico, Central America, and the Caribbean.



Senior Management

Stanley T. Weiner, CEO
(432) 528-4470
stw@stwresources.com

Alan Murphy, President of STW Water
(432) 528-4135
amurphy@stwresources.com

Paul DiFrancesco, Business Development and Finance
(432) 296-3000
pauld@stwresourcess.com

Website:
www.stwresources.com

Headquarters: 3424 South County Road 1192
Midland, Texas 79706

STW Resources Holding Corp.

- **Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995**
  Statements about the expected future prospects of our business, statements about our outlook for internal revenue growth in 2014, and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: conditions in the energy industry, change in interest rates, the effect of governmental regulation on the Company and other factors described from time to time in our filings with the Securities and Exchange Commission. The factors described in this paragraph and other factors that may affect our business or future financial results. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

- **Disclaimer**

STW Water Process & Technologies


"A Water Solutions Company"
OTCQB: STWS

STW Resources Holding Corp

STW Water Process & Technologies is an integrated provider of water management solutions and oilfield services.

As an independent solutions provider, STW Water strives to compliment our reclamation services with proven environmentally friendly technologies; in some cases having no waste discharge, no use of chemicals and solar powered. Our team of professionals work with various engineering firms and manufacturers to provide the best solutions for our customers.

STW's "GREEN" drive ensures the most effective and environmentally efficient water processing technologies are implemented in three sectors:

- Oil & gas production
- Industrial
- Municipal

Through its subsidiaries, STW Holding also offers these oilfield services:

- road, pit, drilling location construction
- water pond liners and evaporation cover construction
- drilling rig and tank bottom cleaning
- Pipeline maintenance and construction



Ranchland Hills Country Club Reverse Osmosis System
700,000 gallons/day or 16,666 barrels/day

STW's Holding Company model provides a comprehensive sales and marketing platform that maximizes synergies across all subsidiaries and divisions, increasing cross-selling successes and increasing the number of contracts and Master Service Agreements (MSAs) with customers.

STW Resources Holding Subsidiaries & Divisions


STW Resources Holding Corp
Water Reclamation and Oilfield Services
STW Water Process & Technologies
Wholly Owned Subsidiary
STW Energy
75% owned subsidiary
STW Oilfield Construction
Wholly owned subsidiary
STW Pipeline Maintenance & Construction
Wholly owned subsidiary
STW Oilfield Remediation
Operated as a Division

All water reclamation development and operations are directly managed by STW Resources Holding Corp

STW Energy, STW Oilfield Construction, and STW Pipeline Maintenance & Construction are individually operated and managed subsidiaries. STW Resources Holding maintains ownership control and ultimate supervisory responsibilities.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water is a provider of environmentally conscious solutions to reclaim, recover and re-use water. Our targeted markets are in the industrial, municipal and energy related applications. Our design, build, own, and operate model provides our customers with the option to reclaim water without a large capital outlay.



STW Water has brought together a team of industry experts who have designed and built over 250 water projects in Texas and have been involved in many others around the world. Our team's process provides the most efficient path for our customers water reclamation & management objectives. We meet all Texas Commission on Environmental Quality (TCEQ) & Federal EPA requirements for discharge and safe drinking water permits.

We work with engineering consulting firms i.e. Civil, Environmental, Mechanical & Chemical and manufacturers of water & wastewater treatment equipment around the world . We are continuously reviewing new technologies to better serve our water process markets and Customers. STW Water has established exclusive agreements with engineering consulting firms & are able to provide innovative technologies.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water Business Models



- STW Water will design, build, own and operate water systems for some customers simply offering our reclamation and water management services. No capital expense for our system. STW will process water for a fee per 1,000 gallons or a fee per barrel.
- STW Water will design, build, sell and maintain the equipment for a facility or plant.
- STW Water will Joint Venture with Customers on Reclamation Facilities
- STW Water can be consultants to customers to provide the best water solution and to assist them with more efficient operational practices.


Produced Water in various stages of reclamation
(>150,000 TDS)
(<200 TDS)

STW's Three Reclamation Markets:

1. Oil & gas – well completion flowback and produced water
2. Municipal – brackish water
3. Industrial – Residential Developments, Golf Courses and Public Parks, etc.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Services and Process

STW Water's processes differentiate us because our team of professional engineers & water treatment specialists can assess customer's needs, identify water issues, design to specs & provide budget proposals. We can also establish an Engineering, Procurement and Construction Solution for any type of water for our customers.

Consultation
Process Design
Engineering & Permitting
Fabrication
Installation & Commissioning
Training
Operating
Full Maintenance / Service
Parts & Equipment
TCEQ Certified



Moody Gardens – Galveston, Texas
Micro Filter & Reverse Osmosis- 1million gallons/day System (BJIA)

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Industry Leaders in Key Positions

Alan Murphy, the President of STW Water, has established long standing relationships with engineers & manufacturers throughout his career. He has been recognized for his ability to incorporate technologies into facilities. Through his hands-on approach to water systems and his ability to bring projects to maturation, manufacturers across the country have given priority to Alan's projects. He also developed a worldwide reputation of being able to vet and implement new technologies, as he has introduced many different filtration medias and has worked with manufacturers and technology developers to improve their systems and make them viable and marketable. Alan is a licensed Electrical Journeyman in State of Texas and TCEQ Level III Water Treatment Specialist Certified. Alan brings 20+ years of extensive industry experience to various municipal, industrial and commercial water & wastewater treatment facilities in consulting, design, operations, management and complete project oversight & construction throughout the State of Texas and many worldwide. He has in depth technical knowledge about various innovative technologies especially different types of membrane filtration systems, Water Recovery, Reuse, Reclamation Process, brine discharge treatment systems and others. Alan has also been privileged to be involved in Design build and operate projects for several municipal facilities and supported with Regulatory compliance (state & federal), Electrical, Automation Controls, Process Design, Troubleshooting services, complete installation, full-scale commissioning & training & plant operations.

TCEQ: Level 3 Water Treatment Specialist Certification

TCEQ TEXAS COMMISSION ON ENVIRONMENTAL QUALITY

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding


Strategic Alliances

Engineering Solutions

TRE & Associates, LLC

The formation of the civil engineering consulting firm of TRE & Associates, LLC (TRE) resulted from the departure of John M. Jansing, P.E. and Adrian Rosas, P.E. from the Austin firm of Gray Jansing & Associates, Inc. Building on their more than 40 years of combined experience in Central Texas, TRE offers the expertise necessary for innovative engineering solutions to land development issues that are unique to local municipalities. TRE is comprised of a select staff of professional, technical , and administrative personnel who provide efficient project management, responsiveness to client needs, and a one-on-one relationship with true attention to detail. TRE is currently staffed with 26 professionals, four of whom are Licensed Professional Engineers. Members of the TRE staff have provided engineering consulting services in the Central Texas area since 1985 and the El Paso region since 1995. Through this time they have developed and maintained strong working relationships with government and state agencies. TRE is a multi-disciplinary civil engineering firm offering a variety of services that include water, wastewater and drainage design, site development, grading plans, subdivision plats, construction administration, engineering studies and expert testimony. The firm also provides local street and major thoroughfare design to support development and local authority public transportation improvements. Additional recognized expertise in the design of water and wastewater treatment facilities, major wastewater collection and water transmission infrastructure and pump stations is maintained by the firm . "The Principals at TRE & Associates have worked with the Principals of STW on numerous projects over the last 12 years. The repeated success of these projects resulted from the respected expertise and cooperative spirit of the relationship and has proven it as a strategic partnership" stated John Jansing, P.E., a partner at TRE. (512) 358-4049, www.tre-engineering.com)

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water's Pipeline of Potential Projects

Current Conditions



Municipal

1. City of Fort Stockton Capitan REEF project
2. City of Kennedy Brackish RO Water System
3. San Antonio Water System (SAWS)
4. Waxahachie, Texas Public Water Supply System
5. Garza County RO Water System
6. Corpus Christi Desalination Plant

Industrial

1. Green Tree Golfcourse & Country Club Brackish Water RO

Oil & Gas Industry

1. Pioneer Resources Man Camp Public Water Systems
2. Pioneer HWY 80 Public Water System
3. Pioneer Voca Man camp Public Water System
4. Legacy Reserves- Lea County, New Mexico

Several more Produced Water Projects

Intensity:

Yellow – Abnormally

Light Brown - Moderate Drought

Orange- Severe Drought

Red- Extreme Drought

Dark Red- Exceptional Drought

Municipal: Fort Stockton, Texas Project (Potential)

- City of Fort Stockton is endeavoring to explore an unused brackish water aquifer, "The Capitan Reef", to develop this resource to use for municipal drinking water within the city limits and possibly transport water to other cities in West Texas that are drought stricken.
- As of up to date, a monitor well was drilled & tested to a depth of 3500 feet.
- The water quality from this monitor well proved to be of much better TDS then anticipated.
- Going forward with the City of Fort Stockton, STW Water will engage into drilling a test/production well to be able to get a higher volume of Flow and then apply with the local freshwater water districts for a production/ transport permit.

Municipal: Fort Stockton Project

- City of Fort Stockton and STW Water will engage in all the engineering, design & procurement to be able to possibly drill & develop well fields in the Fort Stockton area to include the City and other land owners with a possibility of producing and transporting up to 50 – 80 million gallons/day (MGD).

- It's a City to Cities endeavor to provide drinking water from the Fort Stockton area in Pecos County. This endeavor includes City of Fort Stockton, Land owners, the county commissioners & fresh water district to protect the fresh water aquifers and deliver a sustainable supply of low TDS brackish water to those in desperate need of water due to the drought.

- The State of Texas is aware of this project and is willing to assist us in this endeavor to bring a plentiful new water source to West Texas.



City of Fort Stockton RO
1million gallon/day System (BJJA)

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Brackish Water Well near Fort Stockton being Drilled







Industrial Complex: Summary of Work for Pioneer Natural Resources (PXD):

- STW Water has been hired as a Consultant to PXD to assist with the Public Water Supply (PWS) permitting process to be in compliance with the TCEQ drinking water standard regulations to include but not limited to well design & development, treatment process design to meet TCEQ approved drinking water quality status, equipment design & procurement, installation of the systems, full scale commissioning & training, operation & maintenance by State of Texas licensed Operators.

- Conduct face to face meetings with The Texas Commission on Environmental Quality (TCEQ) and other local regulatory agencies to discuss the project updates, express project related questions and concerns and get their feedback & comments.

- Work on regulatory permitting for drinking water treatment to include Discharge permit & pilot exception request in lieu of a full scale Pilot Study for a Membrane filtration System.

- Assist with design built of innovative treatment process with new technology using a Salttech Zero Liquid Discharge System to eliminate need of wastewater ponds, injection wells and other technologies for discharge of wastewater stream.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Oil and Gas: Brackish and Produced Water

Reclaiming hydraulic fracture flowback and produced water from oil and natural gas drilling and production activities.

STW offers technologies for removing contaminants from high TDS water from fracking and production operations. The processes can remove all targeted contaminants, including salts, in the water and delivers water suitable for drilling and fracking operations.

Brackish Water Processing



Fresh Water "Frack" Pond
300' x 600'

Oil operators face problems with sustainability of supply of fresh water; however, an abundance of brackish water resources exist. These sources are often much closer to drilling operations, thus reducing trucking costs.

STW possesses the technology to clean brackish water for use in drilling and fracking operations. After analyzing hundreds of water samples from several brackish aquifers in Texas, STW has a proprietary system that can process any quantity of brackish water daily at a cost that is competitive with fresh water prices currently charged to oil and gas operators. The use of reclaimed brackish water for drilling and fracking operations is both economical and environmentally friendly, conserving the limited supplies of fresh water for municipal and agriculture use.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

STW Water Technologies & Applications

- ZERO LIQUID DISCHARGE SYSTEM
- WASTEWATER REUSE & RECLAIM
- DESALINATION
- REVERSE OSMOSIS
- ULTRA FILTRATION
- DEMINERALIZATION
- ULTRA PURE WATER
- WATER SOFTENING
- SANITIZATION


Vapor
Brine
Fluid injection

Salttech DyVar System

Economically Cleans Produced, Flowback, & Brackish Water to Potable Specs and 10# Brine

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

SALTTECH

Technology Partnership

STW has the Exclusive License & Rights for the United States with options for Canada, the Caribbean Islands, & Mexico

SALTTECH BV

- Located in Sneek, The Netherlands
- 100% privately owned by DWT
- Founded in 2010
- Group of 34 employees
- Member of the Water Campus

TECHNOLOGY

- Strong IP portfolio (by DWT)
- Multiple patents pending
- Strong launching customer (PWN)

STW Resources Holding Corp

- Located in Midland, Texas
- Public Entity (OTC: STWS)
- Founded in 2008
- 200+ employees
- Member of Permian Basin Petroleum Association

  Permian Basin AADE

STW/Salttech Technology:
Dynamic Vapor Recompression (DyVaR)
DESALINATION TECHNOLOGY

- DyVaR applicable for all kinds of highly concentrated fluids
  - Removes Total Dissolved Solids (TDS)
  - Removes Hardness
  - Removes TSS
  - Removes Volatiles
  - Disinfection technology
- DyVaR is a ***modular system***
- DyVaR uses ***no chemicals***,
- DyVaR uses ***no membranes***
- *DyVaR requires* ***no pretreatment***
- DyVaR requires little operator attention.
- DyVaR has very high energy efficiency.
- DyVaR is ***insensitive to scaling or fouling***
- DyVaR is designed for continuous operation.



DyVaR: Markets






General:
- High concentrated streams
- containing:
  - Fluctuating TDS levels
  - TSS (clay, sand, etc)
  - VOC

Such as:
- Water industry
  - RO reject streams
- Oil and gas industry
  - Flowback from fracking
- Mine and metal industry
  - Mining leachate
- Process industry
  - Edging waste
  - Chemical recovery/cleaning
- Leachate/waste ponds

Crystallization

Utilizing the DyVaR system, it is possible to concentrate any saline liquid to a crystallization level. It is also possible to create a 10# Brine liquid.

Ultra Low Scaling

In comparison to other evaporation technologies, any scaling effects in the DyVaR system will be mitigated since boiling place in the individual DyVaR modules and not in the heat exchanger. The re-circulation rate combined with the velocity of the re-circulating liquid is so high that any formed crystal will be removed by the force of the liquid itself.

No Chemical Use

Footprint for a 3,000 bbl/day system is approximately 30' x 40'

Footprint for a 5,000 bbl/day system is approximately 50' x 80'

Zero Liquid Discharge (ZLD)- The two effluent streams are approximately 96+% fresh water and 10# Brine or salt crystals

Produced and Flowback Water- Will process up to 300,000 TDS water and reduce TDS and salt content to <200 TDS


1A
Raw Wate
2A
3A
2A


Produced Water
>150,000 TDS
10# Brine
Fresh Water
<200 TDS

Overview results testing
Fort Worth, Texas

Summary of the Texas test results

Champion lab results

TDS TOTALS

Date	Raw	Condensate	Brine	Brine concentration factor	Brine -> Condensate TDS carry-over rate	Note:
26-8-2010	47.661	428	96.096	2,02	4,45E-03	Water 1 "Raw water was heavily foaming during the test and smelt of organic a
27-8-2010		758	139.138	2,92	5,45E-03	Water 2
27-8-2010		116	165.540	3,47	7,01E-04	Water 3
8-30-2010	47.882	36	132.838	2,77	2,71E-04	Water 4
31-8-2010	104.959	777	289.857	2,76	2,68E-03	Water 5 "oil-like substane on the Raw water"
1-9-2010	106.580	83	335.527	3,15	2,47E-04	Water 6 "crystallisation started on the survace of the Brine after leaving the pr
1-9-2010	106.567	56	332.284	3,12	1,69E-04	Water 7 "crystallisation started on the survace of the Brine after leaving the pr
2-9-2010	104.953	85	196.884	1,88	4,32E-04	Water 8

date	Sample	Found VOC's	concentration
30-8-2010	"fresh"	Chloroform*	< 0,508 µg/l
8-30-2010	"produced "	Chloroform*	36,89 µg/l
8-31-2010	"fresh"	Benzene	8,86 µg/l
8-31-2010	"produced "	Benzene	12,76 µg/l

* The Chloroform that is meaured in the sample on 8/30/2010 "produced" was probably created through the reaction of several chemicals present.

MAC Value component**		prensent in "fre	prensent in "produced" (ppm)
Benzene	1 ppm	0,00886	0,01276
Chloroform	1 ppm	< 0,000508	0,03689

**** MAC-Value** The **MAC value** is the maximum allowable concentration of a pollutant (English original: *Maximum Allowable Concentration*, now known as *Threshold Limit Value* - **TLV**).
The **threshold limit value** (**TLV**) of a chemical substance is a level to which it is believed a worker can be exposed day after day for a working lifetime without adverse health effects.


Any saline liquid
From oil/gas i.e.:
• Flowback
• Produced
SALTTECH
Fresh water for re-use:
• In oil/gas
• Irrigation
• Boiler feed water
Crystalized Salts
and/or
High concentrated brine
i.e. 10 lbs brine


DyVaR: How it works
Vapor
Brine
Fluid injection
DyVaR operates at:
• Temperatures below 100C
• Pressure below 2 bar
•High speed injection
•High centrifugal force
•Inside the DyVaR unit
•3D vapor blanket
•Thin water film
•Vapor leaves at top
•Brine leaves at bottom
•In DyVaR system
•No scaling
•No fouling

Process Steps

Step 1: Saline water enters the DyVaR system by a feed pump.

Step 2: The re-circulation loop is filled with the brine to be concentrated. It is heated by the recapturing of the carried energy through means of a re-circulation pump, and heat energy is transferred via a heat exchanger.

Step 3: The brine is re-circulated within the DyVaR during the concentration stage. Water in the brine is evaporated within the DyVaR modules thereby continuously increasing the concentration of the carried salts as a result.

Step 4: The fan maintains a slight under pressure in the DyVaR unit, this will decrease the boiling point of the brine as it circulates within the DyVaR re-circulation loop. A lower boiling point creates a lower evaporation point, and also allows for a lower energy demand during the water evaporation process.

Step 5: The evaporated water (steam) is continuously transported by the fan to the heat exchanger. The compressor gives the steam extra energy as it is compressed.

Step 6: The compressed steam then passes the heat exchanger and condensates into liquid. During this condensation stage, the phenomena of exothermal energy will take place, and a huge amount of energy will be transferred via the heat exchanger back to the brine in the recirculation loop of the system.

Step 7: The salt concentration in the recirculation loop will increase until the desired concentration is reached (automatically measured). At that time a discharge valve is opened to release the highly concentrated brine and/or salt crystals.

Step 8: The feed pump brings in new fresh brine to be concentrated, balancing the removal of concentrated brine of Step 7.

Step 9: A Solid Discharge Unit (SDU) is integrated within the brine discharge stream for the removal of crystals formed during the concentration process.

Remarks: The entire process is a continuous process. Fresh 10# brine is supplied, and salt or concentrated brine is discharged from the system continuously. The condensate, also leaving the DyVaR unit continuously, is of fresh water quality.

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding



Influent is injected from side manifold, pure water vapor comes out the top and concentrated brine flows out the bottom.

Modular desal system:

- 1 cyclone = .21 gpm = 7.5 bbl/day

- 10 cyclones = 1 module
- 1 module = 75bbl/day

- 3 modules in 1 demo system
- 1 demo = 225 bbl/day
- 20 modules in 1 ops. unit
- 1 unit = 1500 bbl/day

Is scalable to any amount of water processing capacity needed

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Demo system- Containerized Model



Compressor
Cyclones
Controls
Heat exchangers

Based on 40 ft sea containers

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

Modular design

containerized model for process industry


Compressor
Cyclones
Controls
Heat exchangers

Based on 40 ft sea containers

Modular systems

Static and mobile (containerized)









DyVaR flowchart


IN
OUT
Influent
ENERGY RECOVERY
In 2 stages
Fresh water/condensate
DyVar Cyclones
Modular/multiple
SDU (OPTIONAL)
Solids discharge
Brine/concentrate
Salt
Crystals

STW Water Process & Technologies

"A Water Solutions Company"

A Subsidiary of STW Resources Holding

DyVaR

*basics for this diagram are based on information of Royal Dutch Shell/Shell Oil



Water Recovery (%)
100
75
50
Reverse Osmosis
Evaporator
Crystallizers
Limited recovery at high TDS
ZLD range
25,000
50,000
100,000
300,000
Total Dissolved Solids (mg/L)

Benefits of DyVaR Technology


SALTTECH

- Extreme high water efficiency
- Production of salt crystals or 10# Brine
- Disinfection of fluids
- Insensitive for other pollutants
- No fouling
- No scaling
- Handles fluctuating TDS levels
- Inexpensive materials
- Low energy
- Robust equipment
- Simple operation- fully automated
- RESULTS: pure fresh water (<200 TDS) and 10# Brine

STW Water Company Overview:

➢ STW Water is a Total Water Solutions Provider Company and provides turnkey design build solutions and provides its Customers with "out-of-the-box" design solutions to meet customer's water needs.

➢ STW Water has capabilities to provide complete oversight of various water and wastewater projects with primary focus on engineering, regulatory permitting including PWS, Discharge permit, Pilot exception and Pilot Study, equipment design & treatment process design, manufacturing & installation and full scale Commissioning and training for all types of Oil & Gas, industrial and municipal water and wastewater markets throughout State of Texas.

➢ STW Water's team of Professional has extensive experience in working with the various State and Local Regulatory agencies including but not limited to the Texas Water Development Board (TWDB), Texas Commission of Environmental Quality (TCEQ) and other environmental agencies in Texas and bring about safe drinking water solutions to meet the drinking water needs in Texas.

➢ STW Water Professionals have a long history of successfully working with Oil & Gas Companies, manufacturing companies, engineering consultants, municipalities, various state and local regulatory agencies such as TCEQ, USDA, TWDB, Army Corp of Engineers and others to assist in design, specifications, and regulatory permitting.

STW Resources Health and Safety

At STW Resources, Health and Safety (H&S) are company imperatives that start with absolute commitment from top management, and permeate every facet of the organization. Our commitment to our employees and our clients is to provide a safe work environment that is free of recognizable hazards, and to conduct safe and environmentally responsible operations.

Our Health and Safety Programs include:

- Daily Work Permits
- Hearing Conservation Program
- Confined Space Entry Program
- Hazard Identification and Incident Prevention Program
- Process Safety Management
- Accident/Incident Reporting and Investigation Program
- Job Safety Analysis (JSA)
- Operational Excellence TENETS
- Loss Prevention Observation (LPO)
- Health and Safety Policy
- Employee Orientation Program
- OSHA 40-Hour Training
- Annual 8-Hour OSHA
- Refresher Training
- Substance Abuse Policy
- Safety Information Bulletin Board
- Hazard Communication Program
- Respiratory Protection Program

STW Resources Health and Safety

Listed below are Required Safety Classes all STW Employees

- Haz com Training
- Fire Prevention / Emergency Action Plan
- Fire Drill
- Fire Extinguisher
- Noise Exposure Training
- Behavior Based Safety Training
- First Aid Training
- Short Service Employee
- N.O.R.M Awareness
- Incident & Accident Investigation & Reporting
- Confined Space Permit Training
- Reasonable Suspicion Testing
- Respiratory Protection Training
- FRC
- Drug Awareness
- CPR Awareness
- Spill and Environmental Awareness
- Spill Prevention
- H2S – Hydrogen Sulfide Training
- Emergency Action Plan Training
- Confined Space Training
- Pressure Washer Training
- Electrical: Qualified / Non-Qualified
- CPR/AED First Aid
- Observation Cards
- Driving Safety / Driver Fatigue
- Operating Equipment
- PPE Assessment / Personal Protection Equipment
- Lockout Tag out
- Heat Illness Prevention
- JSA
- Drug Awareness
- Fall Protection Awareness
- PEC/SafelandUSA
- Blood borne Pathogens
- Rigging

STW Water Process & Technologies

Water Management, Water Conservation, and Water Reclamation

STW currently operates in West Texas, Oklahoma, & New Mexico with expansion plans in South Texas and other areas of the North Americas, Mexico, Central America, and the Caribbean.



Senior Management

Stanley T. Weiner, CEO
(432) 528-4470
stw@stwresources.com

Alan Murphy, President of STW Water
(432) 528-4135
amurphy@stwresources.com

Paul DiFrancesco, Business Development and Finance
(432) 296-3000
pauld@stwresourcess.com

Website:
www.stwresources.com

Headquarters: 3424 South County Road 1192
Midland, Texas 79706

STW Resources Holding Corp.

- **Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995**
  Statements about the expected future prospects of our business, statements about our outlook for internal revenue growth in 2014, and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: conditions in the energy industry, change in interest rates, the effect of governmental regulation on the Company and other factors described from time to time in our filings with the Securities and Exchange Commission. The factors described in this paragraph and other factors that may affect our business or future financial results. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

- **Disclaimer**
  This is not an offer to sell securities. The information contained herein is confidential and is property of STW Resources, Inc. You may use this information for your own personal reference only. You may reproduce this information in hard copy solely for your personal use. The information may not be otherwise be reproduced and must not be distributed or transmitted to any other person or incorporated in anyway into another document or other material.